Exhibit 23.5
CONSENT OF BAKER & MCKENZIE
July 24, 2009
Man Sang International (B.V.I.) Limited
Suite 2208-14, 22/F, Sun Life Tower, The Gateway,
15 Canton Road, Tsimshatsui, Kowloon
Hong Kong
Ladies and Gentlemen:
     We hereby consent to the reference to our firm name in this registration statement on Form F-4 of Man Sang International (B.V.I.) Limited under the heading “Legal and Tax Matters,” filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.
Sincerely yours,
/s/ Baker & McKenzie